UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 26, 2011

CLEAN WIND ENERGY TOWER, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53035	82-6008752
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1997 Annapolis Exchange Pkwy., Suite 300,
Annapolis, Maryland  21401
 (Address of principal executive offices) (zip code)

 (410) 972-4713
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02        Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 20, 2011, Clean Wind Energy Tower, Inc. (the “Company”) received notice from an attorney representing John W. Hanback (Chief Technology Officer), Itzhak Tepper (PE Chief Structural Engineer) and one additional employee located at the Company’s research facility (collectively, the “Former Employees”) whereby the Former Employees have claimed that they have been constructively discharged from their employment and have terminated their employment agreements.  The Company considers the notice from the Former Employees as a resignation by such Former Employees and have notified the Former Employees that such resignation has been accepted.  As a result of such resignation, the Company intends to cancel all certificates held by the Former Employees that would have been earned by the Former Employees on the first anniversary of their employment agreements.  As a result, the Company intends to cancel certificates representing a total of 120,600,000 shares of common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Wind Energy Tower, Inc.

Dated: September 26, 2011	By:	/s/ Ronald W. Pickett
Ronald W. Pickett
President and CEO